Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Schmitt Industries, Inc. of our report dated October 13, 2022, relating to the consolidated financial statements of Schmitt Industries, Inc., which report appears in the Annual Report on Form 10-K of Schmitt Industries, Inc. as of May 31, 2022 and 2021 and for the years then ended.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ UHY LLP

Melville, NY

October 13, 2022